Exhibit 10.1
June 26, 2024

Stacy Cozad
[Address]

Dear Stacy:
This transition agreement (this “Transition Agreement”) sets forth the terms and conditions related to the termination of your employment with Ingevity Corporation (“Ingevity” or the “Company”) as a result of your voluntary resignation, and contemplates you receiving certain Transition Benefits hereunder (as defined in paragraph 3, below). The Company is offering you this arrangement in recognition of your dedication, service, and contributions to the Company and in consideration of (i) your agreement to the terms of this Transition Agreement (including your execution and non-revocation of the attached Release of all legal claims against the Company), and (ii) your agreement to cooperate with the Company following the effective date of your resignation to ensure an orderly transition of your duties.
*** INGEVITY AND YOU AGREE: THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT ("FAA"). HOWEVER, TO THE EXTENT THE FAA IS FOUND TO BE INAPPLICABLE, THIS AGREEMENT IS SUBJECT TO THE REQUIREMENTS OF SECTION 15-48-10, et seq., CODE OF LAWS OF SOUTH CAROLINA (1976) AS AMENDED ***
1.Your employment with the Company will end, as a result of your voluntary resignation, at the close of business on June 26, 2024 (the “Termination Date”).
2.You will be paid your earned but unpaid base salary and any accrued but unused vacation pay through the Termination Date. You will also remain eligible for Company benefits through the Termination Date (except for certain welfare benefits, such as medical, dental and life insurance, which will continue through the end of the month in which the Termination Date occurs). In addition:
a.You may have a right to receive benefits under one or more of Ingevity’s pension and savings plans. If you have a right to receive benefits under any of those plans, you will receive additional information about your rights from Ingevity's third-party plan administrators.
b.You have a right to “COBRA” continuation coverage under the Company’s health plans. You will receive additional information about your COBRA rights from Ingevity's third-party administrator.
You acknowledge that as of the Termination Date you have been paid by the Company for all hours worked as an employee of the Company and are in receipt of all amounts due from the Company, including but not limited to the following: (i) all wages, incentive compensation, commissions, bonuses, premium pay, overtime compensation and any other non-standard pay, and (ii) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company. No other amounts are due to you from the Company or any of its affiliates, or from any of the Company’s benefit plans or plan administrators, except pursuant to this Transition Agreement.
3.In addition, in consideration of your agreement to the terms of this Transition Agreement, including your execution and non-revocation of the attached Release of all legal claims against the Company, the Company agrees to provide you the transition benefits described in this paragraph (the “Transition Benefits”). To receive these Transition Benefits, you must sign (and not revoke) this Transition Agreement and the attached Release of all legal claims against the Company. You must also comply with the restrictive covenants set forth in the Amended and Restated Severance and Change of Control Agreement between you and the Company, dated as of February 17, 2022 (the “Severance Agreement”), which are incorporated herein by reference. The Transition Benefits are as follows:
Within five (5) business days following the Effective Date (as defined in paragraph 18, below), the Company will pay you a cash transition payment of $673,741, which payment relates to the estimated aggregate value of your granted but unvested restricted stock units issued under the Company’s 2016 Omnibus Incentive Plan that will be forfeited by you on the Termination Date. To the extent required by law, the Company will withhold from the above payment any applicable federal, state or local taxes and deductions.
4.In consideration of the Company’s agreement to provide the Transition Benefits described in paragraph 3, above, you agree to sign (and not revoke) the attached Release. The Release specifically covers all claims that you may have under municipal, state, or federal law, or any other law, rule, regulation, Executive Order or ordinance arising out of

Exhibit 10.1
your employment, terms of employment or the termination of your employment with the Company, including claims of age discrimination under the Age Discrimination in Employment Act (“ADEA”).
5.You expressly acknowledge and represent that: (i) you have suffered no injuries or occupational diseases arising out of or in connection with your employment with the Company; (ii) you have received all wages to which you were entitled as an employee of the Company; (iii) you have received all leave to which you were entitled under the Family and Medical Leave Act (“FMLA”) or similar state law; (iv) you are not currently aware of any facts or circumstances constituting a violation of the FMLA or the Fair Labor Standards Act or similar state law, including, but not limited to, the South Carolina Wage Payment Statute (S.C. Code Ann. §41-10-10 et seq.) or the Payment of Post-Termination Claims to Sales Representatives Act (S.C. Code Ann. §§ 39-65-10, et seq.); and, (v) you have not filed any employment discrimination, wrongful discharge, wage and hour, or any other complaints or charges in any local, state or federal court, tribunal, or administrative agency against the Company or its parent, subsidiaries (whether or not wholly-owned), affiliates, divisions, predecessors, successors, insurers or assigns, or any other related individuals or entities, jointly or individually, or their past or present stockholders, directors, officers, trustees, agents, insurers, representatives, attorneys, benefit plans, benefit plan administrators or trustees, or employees.
6.You agree, to the extent reasonably requested by the Company, that you shall reasonably cooperate with the Company in connection with matters arising out of your duties during your employment with the Company as necessary to aid in the orderly transition of your duties; provided that, the Company shall make reasonable efforts to minimize disruption of your other activities. Additionally, if necessary and at the request of the Company, you shall reasonably cooperate with the Company in connection with any actual or threatened litigation, governmental investigation, or administrative proceeding involving the Company that relates to events, occurrences, or conduct occurring (or claimed to have occurred) during your employment with the Company, including by providing truthful testimony. The Company shall reimburse you for reasonable and necessary out-of-pocket expenses incurred in connection with your cooperation under this paragraph to the extent permitted under applicable law. Moreover, for the avoidance of doubt, nothing in this paragraph or this Transition Agreement shall prohibit you, with or without notice to the Company, from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or other administrative agency; from participating in an investigation or proceeding conducted by the EEOC, NLRB, or other administrative agency; from reporting possible violations of federal, state or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission, Congress, and/or any agency Inspector General; from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or from communicating directly with, responding to any inquiry from, or providing testimony before, any federal, state, or local regulatory authority.
7.Except as provided otherwise in this Transition Agreement or by law, you affirm that you have returned, without copying or otherwise reproducing, all of the Company’s property, documents, and/or any confidential information in your possession or control. You also affirm that you are in possession of all of your property that you had at the Company’s premises and that the Company is not in possession of any of your property.
8.You are advised to consult with an attorney before signing this Transition Agreement and the attached Release.
9.You are advised that you have up to twenty-one (21) days to consider the terms of this Transition Agreement and the Release before you sign them. In addition, you may revoke this Transition Agreement and the Release within seven (7) days after you sign them (the “Revocation Period”) by giving written notice to:
Deputy General Counsel
Ingevity Corporation
4920 O’Hear Avenue
Suite 400
North Charleston, SC 29405
If you revoke this Transition Agreement or the Release, you will not be entitled to receive any consideration specified in this Transition Agreement, except for the payments identified in paragraph 2 of this Transition Agreement.
10.You agree that any and all disputes or claims arising between you and the Company (and its subsidiaries, affiliates, directors, officers, employees, representatives, and agents) and their respective heirs, successors, and assigns concerning your employment or the termination of your employment shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute or claim; provided that arbitration related to a claim for benefits under an employee benefit plan governed by the Employee Retirement Income Security Act (“ERISA”) shall not be initiated until after you exhaust the relevant plan's claim and appeal process. The arbitration shall be conducted by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon

Exhibit 10.1
the award rendered by the arbitrator may be entered by any court having jurisdiction. Your agreement to arbitrate does not include claims for workers' compensation or unemployment benefits; claims seeking equitable relief relating to the alleged breach of a restrictive covenant or confidentiality agreement or the alleged misappropriation of trade secrets; claims alleging sexual assault or sexual harassment; claims alleging violations of the National Labor Relations Act; petitions or charges that could be brought before the National Labor Relations Board or claims under a collective bargaining agreement; claims under employee pension, welfare benefit or stock option plans if those plans provide a dispute resolution procedure; and claims and administrative charges that cannot lawfully be required to be arbitrated. You agree to waive your right to a jury trial to any and all claims, including any claims that are not subject to arbitration.
11.You agree to refrain from making statements that are disparaging, demeaning, or defamatory about the Company or the Company’s directors, employees, customers, suppliers, or vendors. Likewise, the Company will instruct its directors and officers to refrain from making statements that are disparaging, demeaning, or defamatory about you. This provision does not prohibit you from exercising your rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations. Additionally, this provision does not prohibit you from making truthful statements and disclosures as may be required by law or regulatory authority or in connection with legal proceedings. It also does not prohibit you from filing a charge or complaint with the EEOC, the NLRB, or other administrative agency; from participating in an investigation or proceeding conducted by the EEOC, NLRB, or other administrative agency; from reporting possible violations of federal, state or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission, Congress, and/or any agency Inspector General; from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or from communicating directly with, responding to any inquiry from, or providing testimony before, any federal, state, or local regulatory authority.
12.Upon request, you agree to provide documentation that may be required in connection with your resignation from any board of directors or managers that you serve on at the request of the Company.
13.This Transition Agreement and the attached Release shall be governed by and construed in accordance with the laws of the State of South Carolina, excluding any conflicts or choice of law rule or principle that might otherwise refer to the substantive law of another jurisdiction.
14.This Transition Agreement and the attached Release set forth our entire agreement regarding your termination of employment with the Company and supersedes any previous agreements relating to your rights upon termination of your employment with the Company, with the exception of Sections 10-17 of the Severance Agreement, which are incorporated herein by reference and remain in full force and effect. You understand and agree that no representations, other than what is explicitly provided for in this Transition Agreement and the attached Release, have been made to you.
15.This Transition Agreement and the attached Release may be amended or modified only by another writing executed by both the Company (by its duly authorized officer, employee or agent) and you.
16.If any provision of this Transition Agreement or the attached Release is held to be illegal, void, invalid or unenforceable, in whole or in part, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Transition Agreement and attached Release; provided, however, that upon any finding by a court of competent jurisdiction that the release and/or promises provided for in the attached Release are illegal, void or unenforceable, you agree, at the Company’s request, to execute promptly a release and/or promise of comparable scope that is legal and enforceable. If such a release is not executed by you, you shall promptly return to the Company the Transition Benefits.
17.If you agree to the terms set forth in this Transition Agreement, please indicate your agreement and acceptance by voluntarily signing this Transition Agreement and the attached Release in the spaces provided and return the original of each document to me.
18.In signing this Transition Agreement and the attached Release, you agree that: (i) you have carefully read this Transition Agreement and the attached Release; (ii) you fully understand all of their terms; (iii) you are freely and voluntarily entering into this Transition Agreement, and knowingly releasing the Company in accordance with the terms contained in the attached Release; (iv) before signing this Transition Agreement and attached Release, you had the opportunity to consult with an attorney of your choice and you were advised by the Company to do so; (v) you have been given twenty-one (21) days to consider this Transition Agreement and the attached Release and seven (7) days to revoke this Transition Agreement and the attached Release; (vi) this Transition Agreement and attached Release will not be effective until the date upon which the Revocation Period described in Paragraph 9 has expired,

Exhibit 10.1
without you revoking this Transition Agreement and attached Release during the Revocation Period (the "Effective Date"); and (vii) the Company has no obligation to pay any sum or perform any act referred to in this Transition Agreement or the attached Release until it becomes effective and enforceable.

[Signature Page Follows]

Exhibit 10.1

Very truly yours,

/s/ Ryan C. Fisher

Ryan C. Fisher
VP, Interim CHRO, Deputy General Counsel &
Chief compliance Officer

Agreed and accepted:
Signature:	/s/ Stacy Cozad
Printed Name:	Stacy Cozad
Date:	June 26, 2024

Witness - Signature:	/s/ Colleen Lloy
Printed Name:	Colleen Lloy
Date:	June 26, 2024

Exhibit 10.1
RELEASE

In consideration of the Transition Benefits offered to me by Ingevity Corporation (the “Company”) under that certain Transition Agreement between me and the Company dated as of June 26, 2024 (the “Transition Agreement”), I on behalf of myself, and on behalf of my heirs, administrators, representatives, successors, and assigns (the “Releasors”), hereby release, acquit and forever discharge the Company, all of its past, present and future subsidiaries and affiliates and all of their respective directors, officers, employees, agents, trustees, partners, shareholders, consultants, independent contractors and representatives, all of their respective heirs, successors, and assigns and all persons acting by, through, under or in concert with them (the “Releasees”) from any and all claims, charges, complaints, obligations, promises, agreements, controversies, damages, remedies, demands, actions, causes of action, suits, rights, costs, debts, expenses and liabilities that the Releasors might otherwise have asserted arising out of my employment with the Company and its subsidiaries and affiliates, including the termination of that employment.
However, the Releasors are not releasing: (i) any claims arising after the date that I sign this release (the “Release”); (ii) any claims for enforcement of the Transition Agreement; (iii) any rights or claims to workers’ compensation or unemployment benefits; (iv) any claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plans and applicable law; (v) any claim that cannot be waived as a matter of law pursuant to federal, state or local law; and/or (vi) any claim or right I may have under the Transition Agreement.
I understand that, as a consequence of my signing this Release, I am giving up any and all rights I might otherwise have with respect to my employment and the termination of that employment including but not limited to rights under (1) the Age Discrimination in Employment Act of 1967, as amended; (2) any and all other federal, state, or municipal laws prohibiting discrimination in employment on the basis of sex, race, national origin, religion, age, handicap, or other invidious factor, or retaliation; and (3) any and all theories of contract or tort law related to my employment or termination thereof, whether based on common law or otherwise. Without limiting the foregoing, I understand and acknowledge that my release of claims includes:
a.all statutory claims, including all claims on the basis of age, race, color, creed, religion, national origin, sex, pregnancy, harassment, disability, handicap, affectional or sexual orientation, gender identity or expression, marital, domestic or civil union partnership status, military or veteran status, genetic information, retaliation, wage protection, or any other category or claim or arising under Title VII of the Civil Rights Act of 1866, 1964, and/or 1991, as amended, 42 U.S.C. § 2000e et seq.; Section 1981 of the Civil Rights Act, 42 U.S.C. § 1981; the Civil Rights Attorney’s Fee Awards Act, 42 U.S.C. § 1988; the Equal Rights Act of 1870; the Equal Pay Act of 1963, 29 U.S.C. § 206(d) et seq.; 29 U.S.C. § 630 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; the Americans with Disabilities Act (“ADA”), the Americans with Disability Act Amendments Act (“ADAAA”), 29 U.S.C. § 706 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 793(c) et seq.; the Family Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 29601 et seq.; the Health Insurance Portability and Accountability Act of 1966 (HIPAA); the Health Information Technology for Economic and Clinical Health Act (“HITECH”); the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 301 et seq.; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621 et. seq.; the Older Worker Benefit Protection Act (“OWBPA”); the American Recovery and Reinvestment Act of 2009 (“ARRA”); the Uniformed Services Employment and Reemployment Rights Act (38 U.S.C. §4301); the South Carolina Human Affairs Law; the South Carolina Bill of Rights for Handicapped Persons (S.C. Code Ann. § 43-33-510 et seq.); the South Carolina Employment Security Law; the South Carolina Wage Payment Statute (S.C. Code Ann. §41-10-10 et seq.); the Payment of Post-Termination Claims to Sales Representatives Act (S.C. Code Ann. §§ 39-65-10, et seq.), retaliation for filing a South Carolina workers’ compensation claim (S.C. Code § 41-1-80), as well as all claims arising under any other federal, state, or local statute, regulation, rule, Executive Order, or ordinance or amendment of such or common law;
b.all common law claims, including but not limited to those regarding employment, discrimination in employment, notice of termination of employment or the termination of employment on any prohibited basis and/or any and all other law or principles of equity, including (by way of example) but not limited to, claims of discrimination on the basis of age, sex, gender, pregnancy, race, disability, religion, national origin or veteran status, harassment, breach of contract (express or implied), breach of contract accompanied by fraudulent act, breach of an implied covenant of good faith and fair dealing, promissory estoppel or other contract theory, retaliation, wrongful discharge, wrongful discharge and/or retaliatory discharge in violation of public policy, retaliation for filing a South Carolina workers’ compensation claim, detrimental reliance, defamation (written, oral and/or by inference), emotional distress, invasion of privacy, fraud, conspiracy, negligent or intentional misrepresentation, tortious interference with contract or prospective contract, contractual advantage or economic advance, negligence, malicious prosecution, abuse of process, unfair or deceptive trade practices, infliction (negligent or intentional) of emotional

Exhibit 10.1
distress, assault, battery, gross negligence or recklessness, work-related injury or illness, whether physical in nature or manifested by psychological or emotional stress;
c.all claims arising under the United States or any state Constitution, including, but not limited to, the Constitution of the United States and its Amendments and the Constitution of the State of South Carolina and its Amendments;
d.all claims for any damages or compensation, including back wages, front pay, bonuses, awards, commissions, health and welfare benefits, fringe benefits, severance benefits, incentive compensation, long-term incentives, compensatory, emotional distress, pain and suffering, and/or punitive damages, or any other form of economic loss;
e.claims or demands related to salary, bonuses, commissions, profit sharing or any other ownership interests in the Company; vacation/paid time off, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; and
f.all claims for attorneys' fees, costs, disbursements and/or the like.
I acknowledge and agree that I have been advised by this writing, including as required by the ADEA, that:
A.The benefits I am receiving under the Transition Agreement constitute consideration over and above any benefits that I might be entitled to receive without executing this Release;
B.The Company advised me in writing to consult with an attorney prior to signing this Release;
C.I am knowingly and voluntarily waiving and releasing any rights I may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), and that this Release does not apply to any rights or claims that may arise under the ADEA or OWBPA after the effective date of this Release;
D.I was given a period of at least twenty-one (21) days within which to consider this Release (although I may choose to knowingly and voluntarily execute this Release earlier);
E.The Company has advised me of my statutory right to revoke my agreement to this Release at any time within seven (7) days of my signing this Release by delivering written notice of such revocation to Ingevity Corporation, Attn: Deputy General Counsel, 4920 O’Hear Avenue, Suite 400, North Charleston, SC 29405, and this Release shall be come final and binding if no such notice of revocation is received by the Company within such seven (7) day period.
I warrant and represent that my decision to sign this Release was (1) entirely voluntary on my part; (2) not made in reliance on any inducement, promise, or representation, whether express or implied, other than the inducements, representations, and promises expressly set forth herein and in the Transition Agreement; and (3) did not result from any threats or other coercive activities to induce my agreement to this Release.
If I exercise my right to revoke this Release within seven (7) days of my execution of this Release, I warrant and represent that I will: (1) notify the Company in writing, in accordance with the attached Transition Agreement, of my revocation of this Release, and (2) simultaneously return in full any consideration received from the Company, including the Transition Benefits.
The parties agree that this Release shall not affect the rights and responsibilities of the US Equal Employment Opportunity Commission (hereinafter “EEOC”) to enforce the ADEA and other laws. In addition, the parties agree that nothing in the Release is intended to prohibit or restrict me from: (a) making any disclosure of information required by process of law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, or any self-regulatory organization; (c) filing a charge, testifying, participating in, or otherwise assisting in a proceeding with the EEOC or National Labor Relations Board, or another federal, state or local government official or agency for the purpose of reporting or investigating a suspected violation of law; or (d) communicating directly with the U.S. Securities and Exchange Commission about a possible securities law violation. However, the parties agree that the Releasors knowingly and voluntarily waive all rights or claims that arose prior to the date hereof that the Releasors may have against the Releasees to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC.
The provisions of this Release are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Release shall be construed in accordance with its fair meaning and in accordance with the laws of the State of South Carolina, without regard to conflicts of laws principles. Capitalized terms used but not defined herein shall have the meanings set forth in the Transition Agreement.

Exhibit 10.1
I further warrant and represent that I fully understand and appreciate the consequences of my signing this Release.

Agreed and accepted:
Signature:	/s/ Stacy Cozad
Printed Name:	Stacy Cozad
Date:	June 26, 2024

Witness - Signature:	/s/ Colleen Lloy
Printed Name:	Colleen Lloy
Date:	June 26, 2024